UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 25, 2006

Date of Report (Date of earliest event reported)

Commission File Number: 000-26969

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SVC FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Colorado                                                                                                      84-1343219

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

 235 Montgomery Street, Suite 956, San Francisco, California 94104

(Address of principal executive offices)

(866) 370-9600

(Issuer's telephone number, including area code)

if changed since last report)

Item 1.02    Termination of a Material Definitive Agreement

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

    Effective April 25, 2006, SVC Financial Services, Inc. ("SVC" or the "Company") cancelled all services agreements with The Tyburn Group, which has been providing the services of Christopher Haigh as the President and Chief Executive Officer of the Company.  The Board of Directors engaged the services of Christopher Sorensen as interim President and Chief Executive Officer, effective April 25, 2006.

    Mr. Sorensen, Age 45, is a management consultant with extensive experience providing interim executive services to early stage companies.  He has served as the Company's Vice-President of Operations since October 2003.  Previously, Mr. Sorensen was a founding member of the Advanced Technology Group at Andersen Consulting (now Accenture), and has worked with numerous financial services firms, including Northern Trust and Allstate, to design and implement mission critical applications.  Sorensen holds a Bachelor's Degree in Economics and an MBA with a concentration in Finance from the University of Illinois, and a Master's of Computer Science Degree from Northwestern University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2006

SVC FINANCIAL SERVICES,  INC.

/s/ Christopher Sorensen

Christopher Sorensen

Interim President and Chief Executive Officer